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                                               Carolina Power & Light Company
                                        (ORGANIZED UNDER THE LAWS OF NORTH CAROLINA)


                                        CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                          (NOT AUDITED BY INDEPENDENT AUDITORS)

                                                      JUNE 30, 1995

STATEMENTS OF INCOME
                                                        Three Months Ended       Six Months Ended         Twelve Months Ended
(In thousands                                                 June 30                 June 30                    June 30
except per share amounts)                                1995        1994       1995          1994         1995         1994
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Operating Revenues                                    $ 681,965  $ 687,310  $ 1,410,203   $ 1,431,771  $ 2,855,021  $ 2,945,077
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Operating Expenses
  Operation - fuel for generation                       127,322    121,505      238,118       251,417      458,668      526,954
              deferred fuel cost (credit), net           (6,675)    (5,964)      15,800        (8,215)      62,185       22,324
              purchased power                           105,137    105,814      198,796       217,355      395,741      425,372
              other                                     139,106    139,266      266,184       270,070      536,073      528,021
  Maintenance                                            57,353     63,777       98,108       110,736      194,105      217,628
  Depreciation and amortization                          90,896    109,145      181,171       214,202      364,703      420,716
  Taxes other than on income                             35,280     36,831       74,200        72,267      140,473      147,765
  Income tax expense                                     32,942     23,812       94,358        81,310      211,583      183,243
  Harris Plant deferred costs, net                        7,178      6,694       13,783        13,172       26,940       30,457
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        Total Operating Expenses                        588,539    600,880    1,180,518     1,222,314    2,390,471    2,502,480
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Operating Income                                         93,426     86,430      229,685       209,457      464,550      442,597
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Other Income (Expense)
  Allowance for equity funds used during construction       984      1,838        1,897         4,101        3,870        9,190
  Income tax credit (expense)                             3,207     (1,094)       6,497         2,489       13,432        2,965
  Harris Plant carrying costs                             2,128      2,482        4,347         5,045        9,055       27,063
  Harris Plant disallowance - Power Agency                    -          -            -             -            -      (20,645)
  Interest income                                         2,781     10,108        5,369        11,402        8,536       34,939
  Other income, net                                       4,250      7,525        8,271        14,015       19,846       35,587
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        Total Other Income                               13,350     20,859       26,381        37,052       54,739       89,099
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Income Before Interest Charges                          106,776    107,289      256,066       246,509      519,289      531,696
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Interest Charges
  Long-term debt                                         47,248     46,589       93,841        93,965      183,767      192,428
  Other interest charges                                  5,011      3,486       11,039         7,737       19,420       15,376
  Allowance for borrowed funds used
    during construction                                  (1,445)    (1,001)      (2,809)       (2,232)      (4,021)      (5,661)
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         Net Interest Charges                            50,814     49,074      102,071        99,470      199,166      202,143
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Net Income                                               55,962     58,215      153,995       147,039      320,123      329,553
Preferred Stock Dividend Requirements                    (2,402)    (2,402)      (4,804)       (4,804)      (9,609)      (9,609)
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Earnings for Common Stock                             $  53,560  $  55,813  $   149,191   $   142,235  $   310,514  $   319,944
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Average Common Shares
   Outstanding (Note 3)                                 147,183    151,057      147,226       150,939      147,772      155,878
Earnings per Common Share (Note 3)                    $    0.36  $    0.37  $      1.01   $      0.94  $      2.10  $      2.05
Dividends Declared per Common Share                   $   0.440  $   0.425  $     0.880   $     0.850  $     1.745  $     1.685
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See Supplemental Data and Notes to Financial Statements.
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